AMENDMENT TO PROMISSORY NOTE

This amendment (this "*Amendment*") to the Promissory Note entered into on July 8, 2005 (the "*Note*") by B&D Food Corp. (the "*Borrower*") in favor of Livorno Investments S.A. (the "*Lender*") is entered into on May 7, 2007 by and between the Borrower and the Lender.

WHEREAS On July 8, 2005, the Borrower issued to the Lender the Note in the principal amount of U.S. $10,000,000 (TEN MILLION US DOLLARS);

WHEREAS the Note contains a conversion provision allowing the Lender, at its sole option, to convert some or all of the principal and interest owing on the Note into shares of the Borrower's common stock at the rate of U.S. $0.20 per share (the "*Provision*");

WHEREAS both the Borrower and the Lender desire to amend the terms of the Provision to adjust the conversion price referenced above from U.S. $0.20 per share to U.S. $0.04 per share;

THEREFORE in consideration of U.S. $10.00 and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lender agree to amend the Note as follows:

1. The first sentence of the second paragraph of Section 2 (*i.e.*, Prepayment; Conversion) of the Note shall be replaced in its entirely by the following sentence:

"At any time prior to or at the time of repayment of this Note by the Company, the Holder may elect to convert some or all of the principal and interest owing on this Note into shares of the Company's common stock at the rate of $0.04 per share."

Except as amended by this Amendment, the Note shall remain in full force and effect, enforceable in accordance with its terms.

The parties have executed this Amendment as of the date first written above.

B&D Food Corp.

Yaron Arbell

By: Yaron Arbell
Title: CEO

Livorno Investments S.A.

By: Daniel Olicch
Title: Director

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert U.S. $800,000 of the interest due on the Note issued by B&D FOOD CORP. into Shares of Common Stock according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:	August 1, 2007
Conversion Price:	$0.04 per share
Shares to Be Delivered:	20,000,000

Livorno Investments S.A.

Signature:
Daniel Ollech

Address: Livorno Investments S.A., 13 Rue Aldringen, L1118 Luxembourg